UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GASCO ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GASCO ENERGY, INC.
7979 EAST TUFTS AVENUE, SUITE 1150
DENVER, CO 80237

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MAY 29, 2013

To the Stockholders:

The 2013 Annual Meeting of the Stockholders (the “Annual Meeting”) of Gasco Energy, Inc., a Nevada corporation (“Gasco” or the “Company”), will be held on Wednesday, May 29, 2013 at 9:00 a.m., Mountain Daylight Time, at The Denver Athletic Club located at 1325 Glenarm Place, Denver, Colorado, 80204. At the Annual Meeting, we will consider and vote upon the following matters:

1.              The election of six directors to serve on the Board of Directors until the 2014 Annual Meeting of Stockholders;

2.              A non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers (as defined herein), as disclosed in the 2013 Annual Meeting Proxy Statement (the “Proxy Statement”) accompanying this Notice;

3.              The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Gasco for the fiscal year ending December 31, 2013; and

4.              The consideration and transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Specific details regarding the above listed matters are set forth in the Proxy Statement. Additionally, the Company reported on its business and financial performance for the year ended December 31, 2012, as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2013, a copy of which is included in the 2012 Annual Report to Stockholders (the “2012 Annual Report”) that is part of these proxy materials.

If you were a stockholder at the close of business on April 2, 2013, the record date for the Annual Meeting, you are entitled to receive notice of and to vote on the above listed matters at the Annual Meeting or any adjournment(s) or postponements(s) thereof. A list of stockholders entitled to vote at the meeting will be available and may be inspected by stockholders for any purpose germane to the meeting during normal business hours for a period of at least 10 days prior to the Annual Meeting at the Company’s offices at 7979 East Tufts Avenue, Suite 1150, Denver, Colorado 80237. The list of stockholders will also be available for review by stockholders at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.

In accordance with rules promulgated by the SEC, Gasco is providing access to its proxy materials, including the Proxy Statement, the 2012 Annual Report and a form of proxy, over the Internet at www.gascoenergy.com. Beginning on or about April 16, 2013, Gasco made its proxy materials available to its stockholders over the Internet and mailed a Notice of Internet Availability of Proxy Materials to its stockholders containing instructions for accessing the proxy materials online, as well as for voting (including electronically via the Internet) and for requesting a printed copy of the proxy materials.

As a stockholder, your vote is very important regardless of the number of shares of Common Stock that you own. Stockholders are cordially invited to attend the Annual Meeting in person; however, you do not need to attend in person to vote. Shares cannot be voted at the Annual Meeting unless the owner is present to vote or is represented by proxy.  If your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. Whether or not you plan to be present at the meeting, we urge you to review the proxy materials carefully and to submit your proxy or voting instructions as promptly as possible so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured.  Most stockholders may vote by Internet or telephone. Alternatively, you may request a proxy card, which you may complete, sign and return by mail. Please refer to the Notice of Internet Availability of Proxy Materials or other voting instructions provided for information on the voting methods available to you. The giving of a proxy will not affect your right to vote in person, should you later decide to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ W. King Grant
W. King Grant
President, Chief Executive Officer and Director

April 16, 2013

GASCO ENERGY, INC.
7979 East Tufts Avenue, Suite 1150
Denver, Colorado 80237
(303) 483-0044

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 29, 2013

GENERAL INFORMATION

This Proxy Statement contains information about the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Gasco Energy, Inc. (“Gasco,” the “Company,” “we,” “our” or “us”) to be held at The Denver Athletic Club, 1325 Glenarm Place, Denver, Colorado 80204, on Wednesday, May 29, 2013 at 9:00 a.m., Mountain Daylight Time, or at any adjournment(s) or postponement(s) thereof. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) for use at the Annual Meeting. The matters to be acted on at the Annual Meeting are set forth below and in the accompanying Notice and are explained in more detail elsewhere in this Proxy Statement.

The Board unanimously recommends a vote “FOR” each of the following proposals:

1.              Election to the Board of the six nominees for director named in this Proxy Statement (Proposal One — Item A, #1 on Proxy Card);

2.              Approval on a non-binding advisory basis of the compensation of the Company’s Named Executive Officers (as defined herein), as described in this Proxy Statement (Proposal Two — Item A, #2 on Proxy Card);

3.              Ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013 (Proposal Three — Item A, #3 on Proxy Card).

We will consider any other matters properly presented at the meeting or any adjournment(s) or postponement(s) thereof. Additionally, we reported on our business and financial performance for the year ended December 31, 2012, as set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2013, a copy of which is included in the 2012 Annual Report to Stockholders (the “2012 Annual Report”) that is part of these proxy materials.

In accordance with rules promulgated by the SEC, beginning on or about April 16, 2013, we made our proxy materials (including this Proxy Statement, our 2012 Annual Report and a form of proxy) available to our stockholders over the Internet at www.gascoenergy.com and mailed a Notice of Internet Availability of Proxy Materials to our stockholders informing them that the proxy materials are available on the Internet with instructions for accessing the materials, as well as instructions for voting (including electronically via the Internet) and for requesting a printed copy of the proxy materials.

The cost of this solicitation of proxies is being borne by us. Solicitations will be made primarily by the use of mail, except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, email, facsimile or other means, without being paid additional compensation for such services.  Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of our Common Stock and to request authority for the execution of proxies, and we will reimburse them for their reasonable expenses incurred in doing so.

QUORUM, SHARES OUTSTANDING AND VOTING RIGHTS

A quorum of stockholders is necessary for a valid meeting. The required quorum for the transaction of business at the Annual Meeting is the presence of a majority of the total outstanding shares of Common Stock entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and broker non-votes, which are explained in more detail below, will be counted for the purpose of determining the presence of a quorum.

The Board has fixed the close of business on April 2, 2013 as the “Record Date” for the purpose of determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting.  At the close of business on the Record Date there were 169,749,981 shares of Common Stock outstanding. Each share of Common Stock that you own on the Record Date entitles you to cast one vote on each matter that is properly brought before the Annual Meeting.

As a stockholder, your vote is very important regardless of the number of shares of Common Stock that you own. Shares cannot be voted at the Annual Meeting unless the owner is present to vote or is represented by proxy. Please note that most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Whether or not you plan to be present at the Annual Meeting, we urge you to review the proxy materials carefully and to submit your proxy as promptly as possible so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The giving of a proxy will not affect your right to vote in person, should you later decide to attend the Annual Meeting. Stockholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•                  In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote. Please note that if you are a street name stockholder, you may only vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting).

•                  By Internet. You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available beginning April 16, 2013 and will remain available until 1:00 a.m., Mountain Daylight Time, on May 29, 2013. Street name stockholders should consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine whether you may submit a proxy over the Internet.

•                  By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from the U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available beginning April 16, 2013 and will remain available until 1:00 a.m., Mountain Daylight Time, on May 29, 2013.  Street name stockholders should consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine whether you may submit a proxy by telephone.

•                  By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by: (a) submitting written notice of revocation or another proxy with new voting instructions to our Corporate Secretary at Gasco Energy, Inc., 7979 East Tufts Avenue, Suite 1150, Denver, Colorado 80237 at any time up to and including the last business day preceding the day of the Annual Meeting, (b) timely submitting another proxy with new voting instructions via the Internet or telephone voting systems at a later date, (c) submitting written notice of revocation or another proxy with new voting instructions to the chairperson of the Annual Meeting on the day of the Annual Meeting or (d) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke your proxy. If you hold your shares in street name and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

All shares represented by valid proxies will be voted in accordance therewith at the Annual Meeting. If no direction is made, validly executed and returned proxies will be voted as the Board recommends (1) FOR the election of each of the director nominees named, (2) FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers, (3) FOR ratification of the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2013 and (4) in the discretion of the proxy holder with respect to any other matter properly brought before the Annual Meeting.

If you hold your shares in street name, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority. There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the broker or other nominee should vote your shares,  the broker or other nominee will indicate it does not have authority to vote such shares on its proxy and a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to the election of directors (Proposal One) and the non-binding advisory vote to approve executive compensation (Proposal Two), and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to ratification of the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2013 (Proposal Three) in the discretion of the record holder. Please instruct your bank or broker so your vote can be counted.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

The following sets forth the vote required to elect the directors and approve each of the proposals discussed in this Proxy Statement:

1.              Election of Directors (Proposal One — Item A, #1 on Proxy Card): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of our Common Stock, present in person or represented by proxy at the Annual Meeting and voting on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. However, a stockholder may not vote part of his shares in favor of a nominee and refrain from voting or vote the remaining shares against such nominee.  If the stockholder fails to specify the number of shares that the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

2.              Non-Binding Advisory Vote to Approve Executive Compensation (Proposal Two — Item A, #2 on Proxy Card): Approval of this proposal requires the affirmative vote of the holders of a majority of the votes of our Common Stock present in person or represented by proxy at the Annual Meeting and voting on the proposal, provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal. While the Company is required by law to periodically hold this vote, it will neither be binding on the Company, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Board or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

3.              Ratification of the Appointment of KPMG LLP (Proposal Three — Item A, #3 on Proxy Card): Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of the holders of a majority of the votes of our Common Stock present in person or represented by proxy at the Annual Meeting and voting on the proposal, provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum. An abstention is not treated as a vote cast and therefore will not have an impact on the outcome of the vote on this proposal.

PROPOSAL ONE: ELECTION OF DIRECTORS

(Item A, #1 on Proxy Card)

The Board currently consists of six directors.  Our bylaws provide that directors are elected annually for one-year terms and that the number of authorized directors shall be no fewer than one nor more than nine and shall be determined and set from time to time by the then existing Board.  Based on recommendations from the Nominating Committee, the Board has nominated for re-election to the Board, the six persons listed below to serve for one-year terms until the 2014 Annual Meeting of Stockholders and their successors are elected and qualified or until their earlier resignation or removal. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected.

Stockholders may not cumulate their votes in the election of our directors. Although the Board does not contemplate that any of the director nominees will refuse or be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the accompanying proxy will vote for the election of such other person(s) as may be nominated by the Board, or the Board may reduce its size.

We have provided information below, as of the date of this Proxy Statement, about our director nominees, all of whom are incumbent directors, including their names, ages, positions with us, years of service as a director on the Board, business experience and service on other boards of directors, including any other directorships held during the past five years. In addition, we have included information about each director nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as a director, in light of our business and corporate structure.

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Name	Current Positions with Gasco	Age as of 4/2/13
Charles B. Crowell	Chairman of the Board since 2010	70
Richard J. Burgess	Director since 2003	82
Steven D. (Dean) Furbush	Director since 2010	54
W. King Grant	Director since 2010; President and Chief Executive Officer	49
Richard S. Langdon	Director since 2003	62
John A. Schmit	Director since 2003	45

The Board believes that each of the above director nominees is highly qualified to serve as a member of the Board and has concluded that such individuals should continue to serve on the Board. Additionally, the Board has determined that each of the directors, other than W. King Grant, is independent within the meaning of the NYSE MKT LLC listing standards. In making its most recent independence determinations, the Board considered the consulting arrangement discussed below with Mr. Crowell and determined that such arrangement does not currently preclude a determination that Mr. Crowell is independent because Mr. Crowell’s consulting relationship does not interfere with the exercise of his independent judgment in carrying out the responsibilities of a director and it does not violate the NYSE MKT LLC’s bright-line listing standards with respect to director independence. There are no family relationships among any of our directors or executive officers.

The following sets forth certain information concerning each of our director nominees:

Charles B. Crowell. Mr. Crowell has served as Chairman of the Board since September 2010, prior to which he served as Vice Chairman of the Board since July 2002. He has served as a director and member of the Executive Committee since July 2002, as a member of the Audit Committee from July 2002 through January 27, 2010, and as a member of the Compensation and Nominating Committees from April 2006 (other than from January 27, 2010 to January 1, 2011, during which time he served as interim Chief Executive Officer) to March 2013. Effective January 27, 2010, Mr. Crowell was appointed to be our interim Chief Executive Officer (upon the resignation of our former President and Chief Executive Officer) and terminated his memberships on the Compensation, Audit and Nominating Committees at such time.  Effective January 1, 2011, Mr. Crowell resigned from his position as interim Chief Executive Officer upon the appointment of Mr. Grant as Chief Executive Officer and was re-appointed to the Compensation and Nominating Committees, upon which committees he served until March 20113. In addition, effective January 1, 2013, Mr. Crowell was engaged by the Company as a special consultant to assist the Chief Executive Officer and the Board in evaluating the Company’s potential strategic alternatives in light of its current liquidity situation.  Under the consulting arrangement, Mr. Crowell will be available and report to the Chief Executive Officer and Executive Committee of the Board for up to 20 hours per week and will receive compensation of $16,000 per month. The consulting arrangement is not for a specific length of time, and may be terminated by Mr. Crowell or the Board upon no fewer than 30 days’ written notice.

Mr. Crowell served as the President and Chief Executive Officer of PetroHunter Energy Corporation from July 2007 to May 2009 and as a director of PetroHunter from February 2007 to May 2009.  Since 1993, Mr. Crowell has also been a practicing attorney and a consultant to oil and gas companies. He was also a senior member of Crowell & Bishop, PLLC, Attorneys from November 1995 through June 1998 and a manager of Enigma Engineering Company, LLC from September 1996 until June 2000. Mr. Crowell held several positions at Triton Energy Corporation, including Executive Vice President — Administration from

November 1991 to May 1993, Senior Vice President and General Counsel from August 1989 to October 1991 and Vice President and General Counsel from November 1981 to July 1989.  Mr. Crowell served as a director of Derek Oil & Gas Corporation from March 2007 to November 2010. Mr. Crowell holds a B.A. from John Hopkins University and a J.D. from the University of Arkansas.  He was admitted to the practice of law in Texas in 1974.

Mr. Crowell was chosen as a director nominee due to his significant knowledge of and experience with our Company as a result of his long tenure as a member of the Board and his prior position as our interim Chief Executive Officer.  He has proven management skills, extensive knowledge of the oil and gas industry and well-developed relationships with chief executives and other senior management of oil and gas companies and oilfield service companies throughout the United States.

Richard J. Burgess.  Mr. Burgess has served as a director and member of the Compensation Committee since May 2003, as a member of the Audit Committee since January 2010 and as a member of the Nominating Committee from January 2010 until March 2012. Mr. Burgess was reappointed to the Nominating Committee in March 2013. Mr. Burgess is currently retired. Mr. Burgess served as President and Chief Executive Officer of NOMECO Oil and Gas Co. from 1981 until his retirement in 1994. NOMECO later became known as CMS Oil and Gas Company, now a wholly owned subsidiary of CMS Energy Corporation, an NYSE listed company. Mr. Burgess has held various positions in the oil and gas industry since 1954. He currently serves on the board of directors of Michigan Oil and Gas Association and formerly served on the board of directors of ROC Oil Company, Miller Exploration, Seagull Energy, Command Petroleum and Sydney Oil Company. Mr. Burgess has also been involved with the American Association of Petroleum Geologists, Independent Petroleum Association of America, Ontario Petroleum Institute and Potential Gas Committee in various capacities. Mr. Burgess holds a B.S. with honors in Geology from the University of Manitoba.

Mr. Burgess was chosen as a director nominee because of his significant experience with the oil and gas industry and keen understanding of various corporate governance matters that he has attained through his service as an executive officer at other public companies and as a director on other public company boards.

Steven D. (Dean) Furbush. Mr. Furbush has served as a director since June 2010.  He currently serves on the Audit, Compensation and Nominating Committees, which he joined in September 2010. Mr. Furbush rotated off of the Nominating Committee in March 2012 and then rejoined the Nominating Committee in June 2012. He is currently the President of DFE, LLC and is also serving as the interim Chief Executive Officer of ScrollMotion. Previously, Mr. Furbush served as the President of College Summit, a position he held from July 2007 through June 2012 after spending six months working with the organization to redesign key business systems, and as the Chief Executive Officer of FreshDirect from 2003 to 2006, after he was initially hired as Chief Operating Officer in 2003. He served in the positions of Chief Economist and then Executive Vice President of NASDAQ Transaction Services at the NASDAQ Stock Market from 1995 to 2003. Prior to joining the NASDAQ, Mr. Furbush was Senior Economist at Economists Incorporated from October 1990 to June 1995. He served as Economic Advisor to the Chairman of the Commodity Futures Trading Commission from October 1989 to August 1990, and Financial Economist at the SEC, Office of Economic Analysis, from June 1987 to October 1989. Mr. Furbush has also held teaching positions at Virginia Polytechnic Institute and the University of Maryland. From June 1985 to September 1986, and again in January 1987, he was a consultant and junior staff economist in the Executive Office of the President of the United States, Council of Economic Advisers. Mr. Furbush was a research associate at the Center for Naval Analyses, Marine Corps Operations & Analysis Group, from October 1982 to June 1985. He received a B.A. in Economics from the University of Washington, and an M.A. and Ph.D. in Economics from the University of Maryland.

Mr. Furbush has been nominated for re-election because of his significant managerial and organizational experience as well as his financial knowledge, which will enhance the Board’s perspective as we navigate our current liquidity situation and pursue our future goals. Mr. Furbush was initially recommended to the Board and was appointed to serve as a director in June 2010, until the 2010 Annual Meeting of Stockholders, pursuant to that certain Investor Rights Agreement dated June 25, 2010 that the Company entered into with CNH CA Master Account, L.P. and AQR Absolute Return Master Account, L.P., in connection with the Company’s convertible debenture exchange transaction. Mr. Furbush was then nominated by the Board to stand for re-election and was successfully elected by our stockholders at our 2010 Annual Meeting of Stockholders as well as subsequent annual meetings of stockholders.

W. King Grant.  Mr. Grant served as our Chief Financial Officer and Executive Vice President from July 2001 through December 2009 and as a director from July 2001 until March 2003. In January 2010, Mr. Grant was promoted to President while maintaining his position as Chief Financial Officer, and in September 2010, he again began serving as a director. Effective January 1, 2011, Mr. Grant was promoted to Chief Executive Officer and he continues to serve as a director. Mr. Grant has also served on our Executive Committee since January 2011. Prior to joining us, Mr. Grant served as Executive Vice President and Chief Financial Officer for KEH.com, a catalog/Internet retailer of new and used camera equipment, from November 1999 to May 2001. From February 1997 to March 1999, Mr. Grant was a Senior Vice President in the Natural Resources Group of ING Baring, LLC where he was responsible for providing financing and advisory services to mid-cap and smaller energy companies.  For the previous eleven years, Mr. Grant held several positions at Chase Manhattan Bank and its affiliates, most recently as a Vice President in the Oil & Gas group.  Mr. Grant currently serves as a director of Battalion Energy, LLC, a privately held Denver-based oil and gas company with operations in the Powder River Basin of Wyoming. Mr. Grant holds a B.S.E. in Chemical Engineering from Princeton University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Mr. Grant was chosen as a director nominee due to his position as our Chief Executive Officer and his extensive management and business skills and significant knowledge of the oil and gas industry. Mr. Grant’s vast experience with financial and corporate governance matters provides valuable insight to our operations.  Mr. Grant actively participates in all facets of our business and has a significant impact on both our business strategy and daily operations.

Richard S. Langdon. Mr. Langdon has served as a director and a member of the Audit Committee since March 2003. In January 2010, Mr. Langdon was appointed Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Langdon is currently the President and Chief Executive Officer of KMD Operating Company LLC, a position held since November 2011, and President and Chief Executive Officer of Sigma Energy Ventures, LLC, a position held since November 2007, each of which is a privately held exploration and production company active in California and Texas, respectively. Mr. Langdon was the President and Chief Executive Officer of Matris Exploration Company L.P., a privately held exploration and production company, from July 2004 until the merger of Matris Exploration into KMD Operating in November 2011, which merger was effective January 2011. From 1997 until December 2002, Mr. Langdon also served as Executive Vice President and Chief Financial Officer of EEX Corporation, an NYSE listed exploration and production company acquired by Newfield Exploration in late 2002. Prior to joining EEX Corporation, Mr. Langdon was an oil and gas consultant from August 1996 to March 1997. He also held various positions with the Pennzoil Companies from 1991 through 1996, including Executive Vice President — International Marketing (Pennzoil Products Company) from June 1996 to August 1996, Senior Vice President — Business Development & Shared Services (Pennzoil Company) from January 1996 to June 1996, and Senior Vice President — Commercial & Control (Pennzoil Exploration & Production Company) from December 1991 to December 1995. Mr. Langdon is currently the Chairman of the board of directors of Constellation Energy Partners LLC, a public limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets. Mr. Langdon holds a B.S. in Mechanical Engineering and an M.B.A. from the University of Texas at Austin.

Mr. Langdon was chosen as a director nominee because of his extensive knowledge of the oil and gas industry and experience in managing oil and gas assets, as well as his extensive network of relationships with chief executives and other senior management of oil and gas companies and oilfield service companies throughout the United States.

John A. Schmit. Mr. Schmit has served as a director since October 2003, as a member of the Compensation Committee since December 2004, as a member of the Executive Committee since January 2005, and as a member of the Audit and Nominating Committees since January 2010. In January 2010, Mr. Schmit was appointed chairman of the Compensation Committee and in March 2012, he was appointed chairman of the Nominating Committee. Mr. Schmit is currently a portfolio manager at Frontier Investment Management Company where he also serves on the firm’s Investment Committee, a position he has held since May 2008. From September 2007 until May 2008, Mr. Schmit was the principal of SSD Capital, a private investment firm. From February 2005 until September 2007, Mr. Schmit was a Manager of Crestview Capital Partners, LLC, a hedge fund specializing in private placements for small public companies. Prior to joining Crestview, Mr. Schmit served as Vice President of Investments for RENN Capital Group, Inc., a registered investment advisor based in Dallas, Texas, where he was a portfolio manager of closed-end funds from May 1997 through December 2004.  From September 1992 to September 1994, he practiced law with the law firm of Gibson, Ochsner & Adkins in Amarillo, Texas. Mr. Schmit holds a B.B.A. in Finance from Texas Christian University, a J.D. from the University of Oklahoma College of Law and an L.L.M. in International and Comparative Law from the Georgetown University Law Center.

Mr. Schmit was chosen as a director nominee because of his significant finance and stock market experience and expertise, which are particularly important as we consider potential restructuring, refinancing and similar transactions in light of our current liquidity situation.

OUR EXECUTIVE OFFICERS

The following sets forth certain information concerning each of our executive officers:

Name	Current Positions with Gasco	Age as of 4/2/13
W. King Grant *	President, Chief Executive Officer and Director	49
Michael K. Decker	Executive Vice President and Chief Operating Officer	58
Richard P. Crist	Vice President of Business Development and Exploration	68
Peggy A. Herald	Vice President of Accounting and Administration, Chief Accounting Officer and Treasurer	55
Camille A. Gerard	Corporate Secretary and Controller	49

* For a description of the business background and other information concerning Mr. Grant, see “Director Nominees for Election at the Annual Meeting” herein.

Michael K. Decker.  Mr. Decker has served as our Executive Vice President and Chief Operating Officer since July 2001 and also served as a director from July 2001 until October 2003. Mr. Decker has over 36 years of oil and gas exploration, development, operations and mergers and acquisitions experience. He founded and served as the President of Black Diamond Energy, LLC from August 1999 until July 2001. From 1990 to August 1999, Mr. Decker served as the Vice President of Exploitation of Prima Energy

Corporation, a NASDAQ traded oil and gas company. From 1988 to 1990, he was employed by Bonneville Fuels Corporation as a Senior Geologist and by Tenneco Exploration and Production Company as a Senior Project Geological Engineer from 1977 to 1988. Mr. Decker is currently on the board of the Potential Gas Committee, an independent natural gas resource assessment organization, and previously served as its chairman. He holds a B.S. in Geological Engineering from the Colorado School of Mines. Mr. Decker is a member in good standing with The American Association of Petroleum Geologists and the Society of Professional Well Log Analysts. He is also a registered, professional geologist in both Utah and Wyoming.

Richard P. Crist. Mr. Crist joined Gasco on March 1, 2012 as our Vice President of Business Development and Exploration.  With over 45 years of oil and gas experience, Mr. Crist has a broad range of managerial and technical expertise that includes 25 years in corporate and senior management roles. He has relevant expertise in new business development in the Rockies and other North American basins.  From June 2010 until February 2012, Mr. Crist served as COO of White Birch Energy, a consultancy he co-founded to concentrate on the offshore Eastern Mediterranean.  Prior to forming White Birch, Mr. Crist served as Executive Vice President — Business Development for Delek Energy, an Israeli based explorer, from February 2008 until April 2010. From June 2002 through January 2008, he was a co-founder of Elk Resources, a Denver-based oil and gas company formed to acquire and explore in the Rockies, specifically in the Uintah and San Juan Basins where he developed working relationships with several Native American Tribes.  Elk Resources was sold in 2008 to Delek Energy. From February 1991 until May 2002, he held the positions of Exploration Director and eventually the Senior Vice President E&P for GLOBEX Energy, Inc., a Houston based independent with operations in Australia, Equatorial Guinea, Cameroon and the Philippines.  From October 1989 to February 1991, he served as an explorationist for Triton Energy, concentrating on Africa and New Zealand. Prior to that time he was Division Exploration Manager for the Northern Rockies for Tricentrol/Wintershall from October 1981 to January 1989 with responsibility for the Uintah, Paradox, Powder River and Bighorn Basins and exploration efforts in California and Alaska.  He served as Exploration Supervisor for Superior Oil’s Rockies Division from August 1976 to September 1981 and prior to that was in the International Division of Atlantic Richfield having been posted in New York, Australia and Los Angeles.  Mr. Crist earned his degree as an engineer of geophysics with a minor in geology from the Colorado School of Mines in Golden, Colorado.  He is a member in good standing of the Society of Exploration Geophysicists and the American Association of Petroleum Geologists and is a Certified Petroleum Geologist.

Peggy A. Herald. Ms. Herald joined Gasco in January 2002 as Controller and was promoted to Chief Accounting Officer in May 2006, Vice President in May 2007, Treasurer in June 2009 and Vice President of Accounting and Administration in June 2010. From June 1990 until December 2001, she served as the Financial Reporting Manager for Hallwood Energy Corporation, a NASDAQ traded oil and gas company, where she managed the financial reporting process for several publicly traded oil and gas corporations and limited partnerships. From January 1987 until June 1990, Ms. Herald was employed by Deloitte & Touche LLP and from September 1984 through December 1986, she was employed by KPMG LLP. Ms. Herald has over 20 years of experience in the oil and gas industry and holds a B.S. degree in Accounting from Regis University.

Camille A. Gerard.  Ms. Gerard joined Gasco in May 2008 as our Controller and in June 2010 was promoted to Corporate Secretary. Ms. Gerard has over 20 years of energy industry and consulting experience in internal auditing, e-marketing and commodity management, including transportation and marketing of natural gas and pulp and paper.  From May 2005 through May 2008, Ms. Gerard was the founder of Risk Management Consulting, LLC, a Denver-based company that performed Sarbanes-Oxley reviews for such companies as Gasco, EKS&H, and SM Energy.  Ms. Gerard has also worked in natural gas marketing with Xcel Energy, pulp and paper trading with Enron Industrial Markets, launching and managing marketing support for a start-up trading website for Enron Net Works, and marketing support for Northern Natural Gas.  She holds a B.S. in Geology from the University of Louisiana at Lafayette and an M.B.A. with a specialization in Internal Auditing from Louisiana State University.  She is a Certified Internal Auditor and Certified Public Accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of April 2, 2013 by (i) each of our directors and Named Executive Officers and (ii) all of our current directors and executive officers as a group. As of such date, there was no person or entity known to us, solely by reason of our examination of Schedule 13D and 13G filings made with the SEC, to be the beneficial owner of more than 5% of our Common Stock.

As of April 2, 2013, we had duly authorized capital stock consisting of 605,000,000 shares of all classes of stock, of which (A) 600,000,000 shares are Common Stock, of which, (i) 169,749,981 shares were issued and outstanding, (ii) 73,700 shares were held in treasury, (iii) 5,786,943 shares were issuable upon exercise of outstanding options, (iv) 12,186,640 shares were reserved for issuance under our Long-Term Incentive Plan (“LTIP”), (v) 75,280,000 shares were reserved for issuance upon conversion of our outstanding 5.5% Convertible Senior Notes due 2015 (the “2015 Notes”) (including any Series C Convertible Preferred Stock (“Series C Preferred Stock”) that may be issued upon conversion of the 2015 Notes), (vi) 30,344,173 shares were reserved for issuance upon conversion of our Series C Preferred Stock, and (vii) 30,250,000 shares were issuable upon exercise of outstanding warrants; (B) 5,000,000 shares are Preferred Stock, par value $0.001 per share (“Preferred Stock”), of which as of such date, (i) 20,000 shares were designated as Series B Convertible Preferred Stock (“Series B Preferred Stock”), none of which were issued and (ii) 2,000,000 shares were designated as Series C Preferred Stock, of which 182,065 shares were issued and outstanding.

Unless otherwise noted, each person listed has sole voting and dispositive power over the shares indicated and the address of each stockholder is the same as our address. The number of shares beneficially owned by a person or entity includes the shares of Common Stock that are issuable upon conversion of all outstanding 2015 Notes (including shares of Common Stock issuable upon conversion of the Series C Preferred Stock, which are convertible at any time by the holders thereof, issuable upon conversion of the 2015 Notes) and Series C Preferred Stock beneficially owned by such holders, which are convertible at any time by the holder thereof. The number of shares beneficially owned by a person or entity also includes shares that may be acquired pursuant to the exercise of stock options and warrants that are exercisable within 60 days of April 2, 2013.

The 2015 Notes, Series C Preferred Stock and warrants are subject to a conversion limitation in that a holder may not convert all or any portion of such holder’s 2015 Notes, Series C Preferred Stock and/or warrants into Common Stock to the extent that such holder and its affiliates would, after giving effect to such conversion, beneficially own more than 4.99% of the outstanding shares of our Common Stock, which we refer  to as the “Maximum Ownership Percentage,”  provided that such holder, upon not less than 61 days’ prior written notice to us, may increase the Maximum Ownership Percentage applicable to such holder (but, for the avoidance of doubt, not for any subsequent or other holder) to 9.9% of the outstanding shares of our Common Stock. Since we have not received any such notice, for purposes of this table we have presumed that, with respect to each holder of 2015 Notes, Series C Preferred Stock and/or warrants, upon conversion of such securities, each would own less than 4.99% of our outstanding shares of Common Stock. These shares of Common Stock issuable upon conversion of all outstanding 2015 Notes and Series C Preferred Stock and shares that may be acquired pursuant to the exercise of options and warrants are deemed outstanding for the purpose of computing the holder’s ownership percentage but are not deemed outstanding for the purposes of computing the ownership percentage of any other person or entity.

Directors and Named Executive Officers	Number of Shares of Common Stock Beneficially Owned	Percent of Class

W. King Grant (1)(2)	1,923,994	1.1%
Michael K. Decker (1)(2)	1,472,135	*
Richard P. Crist (1)	99,999	*
Richard J. Burgess (1)(3)	690,882	*
Charles B. Crowell (1)(2)	1,956,841	1.1%
Steven D. (Dean) Furbush (1)	228,332	*
Richard S. Langdon (1)	537,939	*
John A. Schmit (1)	477,082	*

All Directors and Executive Officers as a group (10 persons) (1)(2)(3)	8,363,072	4.8%

* Represents ownership of less than 1% of our outstanding Common Stock.

(1)         The following number of shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of April 2, 2013 are included in the amounts shown: Mr. Grant, 1,201,246 shares; Mr. Decker, 1,017,082 shares; Mr. Crist, 99,999 shares; Mr. Burgess, 487,082 shares; Mr. Crowell, 999,582 shares; Mr. Furbush, 83,332 shares; Mr. Langdon, 537,082 shares; and Mr. Schmit, 412,082 shares.

(2)         The following number of shares of Common Stock issuable upon the exercise of warrants that are exercisable within 60 days of April 2, 2013 are included in the amounts shown: Mr. Grant, 78,125 shares; Mr. Decker, 78,125 shares; and Mr. Crowell, 312,500 shares.

(3)         The Common Stock held by Mr. Burgess includes 150,800 shares of Common Stock held in a trust for Mr. Burgess’ wife, of which he is the trustee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers, directors and persons who beneficially own more than ten percent of our stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all such Section 16(a) forms they file.

Based solely on our review of the copies of such forms we have received, we believe that each of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2012.

CORPORATE GOVERNANCE

We are committed to good corporate governance practices. The Board is responsible to our stockholders for the oversight of the Company and recognizes the importance and necessity of an effective corporate governance environment to the Board’s ability to adequately oversee, advise and monitor the Company. The Board has established a standing Audit Committee, Compensation Committee, Nominating Committee and Executive Committee to assist it in discharging its responsibilities. The Board has also adopted several governance documents to guide the operation and direction of the Board and its committees, including our Corporate Code of Business Conduct and Ethics, Financial Code of Ethics, and charters for the Audit Committee, Compensation Committee and Nominating Committee. Each of these documents is available on our website at www.gascoenergy.com and stockholders may obtain a printed copy, free of charge, by sending a written request to Gasco Energy, Inc., 7979 East Tufts Avenue, Suite 1150, Denver, Colorado 80237, Attn: Corporate Secretary.

Corporate Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Business Conduct and Ethics that sets forth the standards of behavior expected of each of our directors, officers (including but not limited to our principal executive officer, principal financial officer, principal accounting officer, controller and all persons performing similar functions (collectively, the “senior financial officers”)), employees, directors, contractors, business partners and agents. Among other matters, the Corporate Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•                                          Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                                          Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•                                          Compliance with applicable governmental laws, rules and regulations;

•                                          Prompt internal reporting of violations of the Corporate Code of Business Conduct and Ethics to an appropriate person or persons identified in the Corporate Code of Business Conduct and Ethics; and

•                                         Accountability for adherence to the Corporate Code of Business Conduct and Ethics.

In the event that an amendment to, or a waiver of, any provision of the Corporate Code of Business Conduct and Ethics with respect to any of the senior financial officers is necessary, we intend to promptly post such information on our website at www.gascoenergy.com.

Financial Code of Ethics

In addition to the Corporate Code of Business Conduct and Ethics, we have adopted a more detailed Financial Code of Ethics that applies to our chief executive officer, chief financial officer and controller (and all persons performing similar functions).  The Financial Code of Ethics is designed to deter wrongdoing and to promote the same ethical principles as are listed above with respect to the more general Corporate Code of Business Conduct and Ethics. In the event that an amendment to, or a waiver of, any provision of the Financial Code of Ethics is necessary, we intend to promptly post such information on our website at www.gascoenergy.com.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

Board Meetings and Committees of the Board

The Board held nine meetings during 2012 including one meeting during which the independent directors met in executive session without the presence of non-independent directors and management. Each of the directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board held during the period that such director served as a director and (ii) the total number of meetings held by each committee of the Board on which such director served during the period that such director so served. Although we have no formal policy with respect to director attendance at our annual meetings, we invite and encourage our directors to attend. Last year, all of our directors attended our annual meeting.

The Board has established four standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee. The following chart reflects the current membership of each standing committee:

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating Committee
Charles B. Crowell			X
Richard J. Burgess	X	X		X
Steven D. (Dean) Furbush	X	X		X
W. King Grant			X
Richard S. Langdon	Chairman	X
John A. Schmit	X	Chairman	X	Chairman

The Audit Committee

The Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting and legal and regulatory compliance. The Audit Committee currently consists of Messrs. Burgess, Furbush, Langdon and Schmit, each of whom the Board has determined to be independent according to the definition of independence used in the NYSE MKT LLC listing standards and the rules and regulations of the SEC. Mr. Langdon is the current chairman of the Audit Committee, a position he has held since January 2010. The Board has determined that Mr. Langdon is an “audit committee financial expert” within the meaning prescribed by the rules and regulations of the SEC.

The Audit Committee met four times during 2012, including four times in executive session without the presence of non-independent directors and management. The Audit Committee report is set forth below.

In March 2012, the Audit Committee performed its annual review and assessment of the Audit Committee Charter, which was originally adopted in March 2001.  In the course of its review, the Audit Committee considered and adopted necessary and appropriate amendments to the charter. The Audit Committee Charter, as amended, is available on our Internet website at www.gascoenergy.com.  The Audit Committee is primarily responsible for:

•                                          selecting the independent auditors for recommendation to the Board and approving all of the fees associated with our audit and tax engagements in advance of services performed;

•                                          selecting the securities legal counsel for recommendation to the Board;

•                                          reviewing the scope of the proposed audit for the current year, including the audit procedures to be utilized and at the conclusion thereof, reviewing such audit, including any comments or recommendations of the independent auditors;

•                                          reviewing the adequacy and effectiveness of our accounting and financial controls, including those related to our whistleblower procedures;

•                                          reviewing the internal audit function, including the independence and authority of our reporting obligations;

•                                          reviewing the financial statements contained in the annual and quarterly reports to stockholders;

•                                          reviewing the accounting and financial human resources and succession planning within Gasco; and

•                                          investigating any matter brought to its attention within the scope of its duties.

The Audit Committee report is set forth below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s primary duties and responsibilities are to provide independent, objective oversight of our accounting functions and internal controls. The Audit Committee annually reviews and recommends to the Board the selection of our independent auditors, subject to stockholder ratification. During 2012, the Audit Committee of the Board was composed of four non-employee directors who satisfy the requirements of the NYSE MKT LLC listing standards and applicable rules and regulations of the SEC as to independence.

The Audit Committee acts under a written charter adopted and approved by the Board. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Board adopted an amended and restated Audit Committee Charter in March 2012. The Audit Committee charter is posted on our website, www.gascoenergy.com.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent auditors and has met with the independent auditors without management present. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence with respect to Gasco. The Audit Committee has also considered whether the provision of non-audit services to us by the independent auditors is compatible with maintaining their independence.

Based on the review and discussions with management and the independent auditors discussed above, the Audit Committee recommended to the Board that the audited financial statements be included in Gasco Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Audit Committee:

RICHARD S. LANGDON
RICHARD J. BURGESS
STEVEN (DEAN) FURBUSH
JOHN A. SCHMIT

The Compensation Committee

The Compensation Committee is responsible for overseeing our employment policies and compensation and benefits systems. The Compensation Committee currently consists of Messrs. Burgess, Furbush, Langdon and Schmit, each of whom the Board has determined to be independent according to the definition of independence used in the NYSE MKT LLC listing standards. As a “smaller reporting company,” Gasco is not subject to the heightened standards of independence with respect to Compensation Committee members included in the SEC’s rules and regulations and in the NYSE MKT LLC listing standards. Mr. Schmit is the current chairman of the Compensation Committee, a position he has held since January 2010.  The Compensation Committee met five times during 2012.

Mr. Crowell also served as a member of the Compensation Committee from April 2006 (other than from January 27, 2010 to January 1, 2011, during which time he served as interim Chief Executive Officer) until March 2013. Although Mr. Crowell otherwise satisfies the general independence requirements of the NYSE MKT LLC, due to his service as our interim Chief Executive Officer and the compensation he received for such service as well as his consulting arrangement with us and the compensation he receives for providing consulting services to us, he does not meet the independence requirements for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  In order to preserve the deductibility of certain income paid to executive officers provided by Section 162(m) of the Code, the Compensation Committee is structured so that, and its governing charter prescribes that, all Section 162(m)-actions required to be taken by outside directors are to be taken by a subcommittee of the Compensation Committee that consists solely of two or more Section 162(m)-qualified outside directors. Accordingly, during the period in which Mr. Crowell served as a member of the Compensation Committee, while he was involved in discussions about salary, bonus structure, and long-term incentives as part of the Compensation Committee, he was not involved in the granting of options to our Named Executive Officers, the establishment of performance goals for Section 162(m)-compliant bonuses to our Named Executive Officers, or the certification of the achievement of those performance goals (in each case, in a manner that complies with Section 162(m) and the guidance promulgated thereunder).

The Compensation Committee establishes and administers our compensation policies and programs.  It determines and approves current compensation levels as well as short- and long-term incentives for our executives.  In order to perform its function, the Compensation Committee relies, in part, on input from the Chief Executive Officer and other members of senior management, including the other Named Executive Officers, in determining (i) our needs, (ii) our perception in the employment market, (iii) the availability of talent and (iv) the budgeted compensation levels for anticipated hires.  But while the Compensation Committee considers the information obtained from our management team (including our Named Executive Officers) and other outside sources to be crucial to its analysis of our compensation program, the Compensation Committee retains the final decision-making authority over all compensation matters.

The Compensation Committee has the authority to hire outside consultants as, or to the extent, it deems an outside advisor to be advisable in evaluating or implementing our compensation program. During 2012, the Compensation Committee engaged Thomas J. Reno & Associates, Inc. (“TJR”), a human resource management and compensation consultant, to assist in analyzing the form and amount of executive compensation and to make recommendations for future executive compensation.  Although TJR works in cooperation with management as necessary to gather information necessary to carry out its obligations to the Compensation Committee, they do not have a separate engagement with management or the Company.  TJR reported directly to our Compensation Committee and provided it with competitive data as well as business and technical considerations.  During 2012, the Compensation Committee also engaged TJR to provide guidance and technical expertise in structuring executive bonus compensation for us.

For the 2013 year, the Compensation Committee intends to review our financial condition, our business plans and prospects for the future. The Compensation Committee will also consult with our management regarding current and projected personnel requirements. After evaluating this information, the Compensation Committee intends to consult with TJR regarding the current compensation practices of our peers. In connection with its prior and anticipated future engagement of TJR, the Compensation Committee has assessed the independence of TJR pursuant to applicable SEC rules and regulations and concluded that TJR’s work for the Compensation Committee has not and is not expected to raise any conflict of interest. The Compensation Committee may choose to engage TJR or another reputable consulting firm in the future if it deems an external evaluation of the compensation program necessary or advisable.

The Board adopted a written charter for the Compensation Committee in November 2004, which is available on our Internet website at www.gascoenergy.com. Pursuant to its charter, the Compensation Committee may delegate authority and responsibility to a subcommittee as it deems proper. The Compensation Committee is responsible for:

•                                          assisting the Board in its responsibility relating to fair and competitive compensation of key employees of Gasco;

•                                          assuring that key employees, which includes all officers, are compensated in a manner consistent with the compensation philosophy and strategy of the Board and in compliance with the requirements of the appropriate regulatory bodies and any exchange rules to which we may be subject;

•                                          reviewing the compensation of our Chief Executive Officer and recommendations of the Chief Executive Officer as to appropriate compensation for the other executive officers and key employees, and making recommendations to the Board with respect to the compensation of our Chief Executive Officer and other key employees

•                                          reviewing and approving our compensation philosophy and compensation programs, plans and awards;

•                                          administering our long- and short-term incentive plans and stock option plans; and

•                                          reviewing and approving our general employee benefit plans as needed.

The Executive Committee

The Executive Committee is responsible for aiding and assisting our management in the day-to-day operations of the Company and acting on behalf of the Board, subject to certain limitations, when it is not feasible to call and convene a full Board meeting. The Executive Committee does not have a written charter.

The Executive Committee currently consists of Messrs. Crowell, Grant and Schmit.  In January 2011, Mr. Grant became our Chief Executive Officer and joined the Executive Committee and, therefore, is not considered independent. The Board has determined that all members of the Executive Committee, other than Mr. Grant, are independent under the definition of independence used in the NYSE MKT LLC listing standards. The Executive Committee did not meet during 2012.

The Nominating Committee

The Nominating Committee is responsible for identifying qualified individuals to become directors, recommending to the Board qualified director nominees for election at the annual stockholders’ meeting, determining membership on Board committees, overseeing the Board’s annual self-evaluation process and reporting annually to the Board on Chief Executive Officer succession planning.  The Nominating Committee currently consists of Messrs. Burgess, Furbush and Schmit, each of whom the Board has determined to be independent according to the definition of independence used in the NYSE MKT LLC listing standards. . Mr. Crowell, whom the Board has determined to be independent according to the definition of independence used in the NYSE MKT LLC listing standards, also served as a member of the Nominating Committee from April 2006 (other than from January 27, 2010 to January 1, 2011, during which time he served as interim Chief Executive Officer) until March 2013. Mr. Schmit is the current chairman of the Nominating Committee, a position he has held since March 2012.

The Nominating Committee met one time during 2012. During March 2013, the Nominating Committee considered and approved our 2013 director nominees; the full Board then considered and approved the nominees recommended by the Nominating Committee.

The Board adopted a written charter for the Nominating Committee in April 2006, which is available on our Internet website at www.gascoenergy.com.

To determine nominees for the Board, the Nominating Committee:

•                                          with respect to existing directors, reviews such director’s Board and committee meeting attendance, preparation for and participation in such meetings, length of Board service, experience, skills, contributions to the Board and independence;

•                                          in the event of a director vacancy, solicits recommendations from directors and senior management, and considers recommendations received from stockholders, for potential director nominees; and

•                                          determines whether the director nominee meets the director qualifications outlined in our Nominating Committee charter, including whether the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of our stockholders.

Director Nominations and Board Diversity

Stockholders seeking to recommend director candidates for consideration by the Nominating Committee may do so by writing our Corporate Secretary with the recommended candidate’s name, biographical data and qualifications, provided that such recommendations are submitted by stockholders within the time period and pursuant to the procedures set forth under “Stockholder Proposals and Nominations for the 2014 Annual Meeting” herein.

Approval by a majority of the members of the Nominating Committee is required to approve the recommendation of director nominations to the Board, including those submitted by stockholders. The full Board, including any non-independent directors, approves the director nominations.  When identifying new director nominees, the Nominating Committee considers, among other factors, the candidate’s reputation, integrity, independence, skills and business, government or other professional acumen, while bearing in mind the current composition of the Board and our current state and the state of the industry in general.  The number of other public companies for which the candidate serves as director (although there is no limit on the number of public companies on which a director nominee may serve), the availability of the candidate’s time and commitment to us and the candidate’s specific experience in the oil and gas business are also considered.

Although we do not have an established diversity policy, in assessing director nominees, the Board considers diversity of background, experience and competencies that the Board desires to have represented among its members. The same criteria will be evaluated with respect to candidates recommended by stockholders as the Board takes into account for existing directors being considered for re-nomination or candidates identified by directors and senior management. In addition, if applicable, the Nominating Committee takes into account whether a candidate has been designated by one or more groups of holders of our equity securities pursuant to the terms of such security.

Board Leadership Structure

The Chairman of the Board is not an executive officer of the Company. Our Chief Executive Officer is responsible for setting our strategic direction and providing day to day leadership, while the Chairman of the Board provides guidance to and oversight of our executive officers, sets the agenda for Board meetings, and presides over meetings of the full Board.  We believe this structure ensures a greater role for the non-executive directors in the oversight of us and active participation in setting agendas and establishing priorities and procedures for the work of the Board. We believe that this is the appropriate leadership structure for us and our stockholders at this time. However, the Board periodically reviews its leadership structure and may make changes in the future as it deems appropriate and in the best interests of us and our stockholders.

Risk Oversight

Risk is inherent in business, and it is the responsibility of our senior management to develop and implement our short- and long-term objectives and to identify, evaluate, manage and mitigate the risks inherent in seeking to achieve those objectives. The Board is actively involved in the oversight of risks that could affect us and works with management to ensure that it has in place processes for dealing appropriately with risk.

Board oversight is conducted in part through its committees. In particular, the Audit Committee is charged with oversight of risks relating to finance, legal, regulatory and accounting compliance, and receives updates from management at least quarterly on our compliance with internal controls and procedures. The Compensation Committee routinely assesses our compensation policies and practices as our compensation programs may influence our risk management.  The Nominating Committee receives updates and advice from management regarding our compliance with corporate governance regulations, as well as our governance structure and protections. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through reports from officers responsible for oversight of particular risks within our company. In addition, we have internal audit systems in place to review adherence to established policies and procedures. Board members also often discuss risk as a part of their review of our ongoing business, financial and other activities.

Stockholder Communications

Stockholders may contact any officer or director or committee of the Board by writing to our principal executive offices: Gasco Energy, Inc., c/o Corporate Secretary, 7979 East Tufts Avenue, Suite 1150, Denver, Colorado 80237. All such communications will be forwarded to the Board.

Charitable Contributions

We have in the past made, and may in the future make, donations to various charitable organizations. From time to time, some of our directors, officers and employees have been, and in the future may be, affiliated with such charities. During the fiscal year ended December 31, 2012, we did not make any contributions to any charitable organization in which a member of the Board served as an executive officer that exceeded the greater of $200,000 or 5% of the charitable organization’s consolidated gross revenues.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Effective January 1, 2013, Charles B. Crowell, our Chairman of the Board, was engaged by the Company as a special consultant to assist the Chief Executive Officer and the Board in evaluating the Company’s potential strategic alternatives in light of its current liquidity situation.  Under the consulting arrangement, Mr. Crowell will be available and report to the Chief Executive Officer and Executive Committee of the Board for up to 20 hours per week and will receive compensation of $16,000 per month. The consulting arrangement is not for a specific length of time, and may be terminated by Mr. Crowell or the Board upon no fewer than 30 days’ written notice.

COMPENSATION OVERVIEW

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules.  As such, beginning with our 2012 proxy statement, we opted to take advantage of the scaled disclosure requirements afforded to smaller reporting companies.  In accordance with the SEC’s executive compensation disclosure rules, a smaller reporting company must provide a Summary Compensation Table (reporting compensation for the prior two years) and an Outstanding Equity Awards at Fiscal Year-End Table, as well as certain limited narrative disclosures.   Further, our status as a smaller reporting company reduces the number of officers deemed to be “Named Executive Officers” to three.  The executive compensation disclosures that follow are compliant with the SEC’s executive compensation disclosure rules for smaller reporting companies and, therefore, are generally narrower in scope than the (and, in some cases, eliminate) executive compensation disclosures that we provided in years prior to 2012.

Our “Named Executive Officers” are:

•                                          W. King Grant —President and Chief Executive Officer;

•                                          Michael K. Decker — Executive Vice President and Chief Operating Officer; and

•                                          Richard P. Crist — Vice President of Business Development and Exploration.

Compensation Philosophy

We believe that the skill and dedication of our executive officers and other management personnel are critical factors affecting our long-term success. Accordingly, the Compensation Committee has designed our compensation program in accordance with our general compensation philosophy which is to:

•                                          motivate and retain our current executive officers;

•                                          attract new executives with the requisite skills to implement our business strategy as needed; and

•                                          align executive compensation with the attainment of strategic business objectives that are intended to increase stockholder returns.

Central to our compensation philosophy is that a significant portion of our executive officers’ total potential compensation be based on our performance. For example, in light of our 2012 financial performance and the liquidity and other pressures currently facing our company, the Compensation Committee determined not to award bonuses to our Named Executive Officers for 2012.

Compensation Components

The compensation program that we provide for our three Named Executive Officers generally consists of three major components: (1) base salary, which is reviewed annually by the Compensation Committee; (2) opportunity to earn annual cash bonuses, consisting of performance-based incentive bonuses determined based on individual performance and the Company’s performance; and (3) long-term equity-based incentive awards, typically in the form of stock options and restricted stock grants. The Named Executive Officers also receive typical health and welfare benefits, and are eligible to participate in our profit sharing/401(k) plan.

Executive Compensation

Summary Compensation

The following table sets forth the compensation paid to our Named Executive Officers for services rendered in all capacities during the years ended December 31, 2012 and 2011, as applicable for each individual.

Summary Compensation Table for the Two Years Ended December 31, 2012

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
		($)	($)	($)(1)	($)(1)	($)(2)	($)

W. King Grant	2012	300,000	—	18,000	60,000	39,250	417,250
President and	2011	300,000	100,000	—	27,438	60,250	487,688
Chief Executive Officer

Michael K. Decker	2012	290,000	—	18,000	48,000	14,500	370,500
Executive Vice President and	2011	290,000	100,000	—	21,951	7,907	419,858
Chief Operating Officer

Richard P. Crist (3)	2012	166,667	—	—	36,000	5,000	207,667
Vice President of Business
Development and Exploration

(1)         Restricted stock awards and stock option awards vest at varying schedules within two to five years of the grant date.  The value of the restricted stock and stock option awards represents the grant date fair value that was computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures.  A discussion of the valuation assumptions used for purposes of the FASB ASC Topic 718 calculation is included under Note 8 of the Notes to Consolidated Financial Statements included in our Form 10-K filed with the SEC on March 6, 2013 for the year ended December 31, 2012.

(2)         Amount represents the employer contribution to our 401(k) plan for each Named Executive Officer.  Additionally, the 2012 and 2011 amounts for Mr. Grant include $25,000 and $48,000, respectively, of personal travel and rent reimbursement in accordance with his employment agreement.

(3)         Mr. Crist was hired effective March 1, 2012.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table for the fiscal year ended December 31, 2012.

Salary and Bonus as Percentage of Total Compensation

The following table sets forth the percentage of salary and bonus as compared to each Named Executive Officer’s total compensation for the fiscal year ended December 31, 2012.

Named Executive Officer	Salary and Bonus Percentage of Total Compensation (1)
W. King Grant	72%
Michael K. Decker	78%
Richard P. Crist	80%

(1)         Represents the amounts in the salary column (due to the fact that we did not pay bonuses for the 2012 year) compared to amounts in the total compensation column in the above “Summary Compensation Table.”

Employment Agreements

On February 8, 2011, we entered into new employment agreements that govern the compensation and employment relationship of Messrs. Grant and Decker.  Mr. Crist’s employment is not currently governed by an employment agreement.  The agreements for Messrs. Grant and Decker are intended to ensure that they will perform their roles for us for an extended period of time. Certain provisions contained in these agreements, such as change in control payments, are essential to retaining our talent and protecting our stockholders.  We believe that it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements.

The initial terms of Messrs. Grant and Decker’s employment agreements expired on the second anniversary of the effective date and automatically renewed for an additional one-year term as neither party elected not to renew nor was the agreement otherwise terminated in accordance with its terms. Mr. Grant’s employment agreement provides for him to serve as our President and Chief Executive Officer with an annual base salary of $300,000, subject to periodic review and upward adjustment by the Board. Mr. Decker’s employment agreement provides for him to serve as our Executive Vice President and Chief Operating Officer with an annual base salary of $290,000, subject to periodic review and upward adjustment by the Board. Messrs. Grant and Decker are each entitled to participate in our annual cash incentive plan or other bonus plan available to our executives and as established by us from time to time.

Pursuant to the agreements, in the event that Messrs. Grant or Decker is terminated due to death or disability, by mutual agreement of the parties, after 90 days’ notice by the executive, or due to the expiration of the term of the agreement, the executive will receive any salary, bonus compensation and vacation accrued but unpaid through the date of termination, payable in a lump sum on the date of termination. The executive will also be entitled to exercise any vested options for a period of one year following the date of such termination.

The agreements provide that if either of Messrs. Grant or Decker is terminated without “cause” by us or if he terminates his employment, at his option, because (i) we significantly diminish the executive’s responsibilities, authority or duties, (ii) we materially reduce the executive’s base salary, (iii) we cause the involuntary relocation of the geographic location of the executive’s principal place of employment to a location that is outside of Denver, Colorado, or (iv) we act or fail to act in a way that constitutes a material breach of the agreement (clause (i), (ii), (iii) and (iv) of this paragraph referred to as “good reason” termination events), and a change in control has not occurred within 12 months prior to such termination of employment, we will pay the executive monthly installments equal to the Severance Amount (as defined below) for 18 months. The Severance Amount is equal to the executive’s base salary immediately prior to termination of employment divided by 12.

In the event that either of Messrs. Grant or Decker is employed by us at the time of a change in control and within one year of such change in control, the executive’s employment is terminated (i) by us without cause, (ii) by the executive for good reason, or (iii) by our proper notice of nonrenewal, we will pay the executive a lump sum equal to the Severance Amount multiplied by 30. Additionally, non-vested stock options, restricted stock and other equity-based awards held by the executive will vest immediately upon such termination of employment.

Messrs. Grant and Deckers’ employment agreements each contain confidentiality and non-solicitation provisions.  In the event of a breach of any of these covenants, we can terminate the executive for cause (provided the breach was material).  In addition, we are entitled, in addition to all other remedies at law and in equity, to specific performance and can require the executive to account for any profits or other benefits received in violation thereof.

Equity Compensation Awards

The stock options that were granted to Messrs. Grant and Decker on June 5, 2012 vest 8 1/3% at the end of each three-month period after the issuance date and these options expire within five years of the grant date.  The stock options that were granted to Mr. Crist on March 1, 2012 and to Messrs. Grant and Decker on December 9, 2011 vest 16 2/3% at the end of each four-month period after the issuance date and these options expire within five years of the grant date. Unless there is an alternative treatment provided within the executive’s employment agreement, any stock options that remain unvested at the time of a termination of employment shall be forfeited. Unless there is an alternative treatment provided within the executive’s employment agreement, in the event that the executive’s employment with us is terminated for any reason except for death, disability or termination for cause prior to the exercise of the vested option, the option will terminate within 90 days of termination or within 12 months if the termination is due to death or disability and immediately if the termination is for cause.

Upon a sale of all or substantially all of the assets of the Company, or a merger, consolidation or other reorganization of the Company where the Company is not the surviving corporation, acceleration of the vesting of all outstanding options will occur immediately before such corporate transaction.  If we determine that the accelerated vesting of stock options is not in the best interests of the Company, then we may alternatively require the successor corporation to assume the outstanding stock options.

The restricted stock awards granted to Messrs. Grant and Decker on June 5, 2012 vest in 12 equal installments at the end of each three-months after the grant date of the award. The restricted stock awards granted to Messrs. Grant and Decker on December 23, 2010 vest in three equal installments on the annual anniversary of the grant date of the award. Vesting will be accelerated, however, upon a change in control.

Retirement Plans

We have a tax qualified 401(k) plan designed to assist our eligible officers and employees in providing for their retirement. We match employee contributions to the plan, in cash, at the rate of up to 5% of an employee’s wages or salary. Our matching contribution vests immediately upon receipt.

Outstanding Equity Awards at Fiscal 2012 Year-End

The following table shows unexercised stock options and restricted stock that has not vested as of December 31, 2012 for each Named Executive Officer.

Outstanding Equity Awards as of December 31, 2012

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
		(1)	($)		(#)(2)	($)(3)
W. King Grant	200,000	—	1.00	2/10/13	100,700	7,049
	200,000	—	1.80	9/18/13
	31,250	—	1.00	12/15/13
	100,000	—	1.92	7/27/14
	200,000	—	0.52	9/17/14
	160,000	—	3.39	6/9/15
	60,000	—	0.36	6/29/15
	150,000	—	0.37	12/23/15
	124,998	125,002	0.17	12/9/16
	83,332	416,668	0.18	6/5/17
	50,000		1.99	1/23/18

Michael K. Decker	175,000	—	1.00	2/10/13	100,700	7,049
	200,000	—	1.80	9/18/13
	31,250	—	1.00	12/15/13
	50,000	—	1.92	7/27/14
	200,000	—	0.52	9/17/14
	80,000	—	3.39	6/9/15
	60,000	—	0.36	6/29/15
	150,000	—	0.37	12/23/15
	99,999	100,001	0.17	12/9/16
	66,666	333,334	0.18	6/5/17
	45,834	—	1.99	1/23/18

Richard P. Crist	66,666	133,334	0.27	3/1/17	—	—

(1)         The unexercisable stock options with a strike price of $0.17 (225,003 aggregate shares) vest with respect to 16 2/3% of the full number of options granted at the end of each four-month period after the issuance date of December 9, 2011. The unexercisable stock options with a strike price of $0.27 (133,334 aggregate shares) vest with respect to 16 2/3% of the full number of options granted at the end of each four-month period after the issuance date of March 1, 2012. The unexercisable stock options with a strike price of $0.18 (750,002 aggregate shares) vest with respect to 8 1/3% of the full number of options granted at the end of each three-month period after the issuance date of June 5, 2012.

(2)         The unvested shares of restricted stock vest as follows:  168,000 shares vest 8 1/3% at the end of each three-month period after the issuance date of June 5, 2012; and 33,400 shares vest 33 1/3% on the anniversary of the grant date of December 23, 2010.

(3)         The market value of shares in this column was calculated by multiplying the closing market price of our Common Stock on December 31, 2012 ($0.07) by the number of shares for each executive then outstanding.

Director Compensation

The following table sets forth the compensation paid to our non-employee directors for services rendered during the year ended December 31, 2012.  Directors who are our full-time employees receive no compensation for serving as directors.

Each non-employee director receives a monthly director’s fee of $2,500 plus an additional monthly fee of $500 per committee assignment with a $1,000/month limit on pay for committee service. In addition, each director who serves as chairman of a Board committee receives a monthly fee of $500. Mr. Crowell receives an additional $2,000 per month for his service as the Chairman of the Board.  The members of the Nominating Committee do not receive monthly fees for serving on this committee.

The non-employee directors are also entitled to receive additional compensation of $500 for each half day spent on our business in excess of five calendar days in a single month. In addition, each director is reimbursed for reasonable travel expenses incurred in connection with the director’s attendance at Board and committee meetings.

Effective January 1, 2013, Mr. Crowell was engaged by the Company as a special consultant to assist the Chief Executive Officer and the Board in evaluating the Company’s potential strategic alternatives in light of its current liquidity situation.  Under the consulting arrangement, Mr. Crowell will be available and report to the Chief Executive Officer and Executive Committee of the Board for up to 20 hours per week and will receive compensation of $16,000 per month.  The consulting arrangement is not for a specific length of time, and may be terminated by Mr. Crowell or the Board upon no fewer than 30 days’ written notice.

On February 28, 2012, we granted stock appreciation rights (the “February 2012 SARs”) related to a total of 1,000,000 shares of our Common Stock to each of our non-employee directors. The February 2012 SARs provided the right to receive a lump sum cash payment equal to the value of the product of (a) the excess of (i) (A) the fair market value of one share of Common Stock on the date of exercise or (B) $2.00, whichever was greater, over (ii) $0.30, which was an amount greater than the closing price of a share of Common Stock on the date of grant, multiplied by (b) the number of shares as to which an award has been exercised. The February 2012 SARs vested on January 31, 2013 and were automatically exercised on February 1, 2013. Since the market value of the Common Stock was lower than $0.25, no payments were made.  Additionally, on February 28, 2012, we granted a total of 500,000 options to purchase Common Stock with a strike price of $0.30 per share to each of our non-employee directors. The options have a two-year vesting period and expire five years from the grant date.

Non-Employee Director Compensation for the Year Ended December 31, 2012

Name	Fees Earned or Paid in Cash	Option Awards	Total
	($)	($) (1)	($)

Charles B. Crowell	119,250	81,000	200,250
Richard J. Burgess	42,000	81,000	123,000
Steven D. (Dean) Furbush	42,000	81,000	123,000
Richard S. Langdon	48,000	81,000	129,000
John A. Schmit	48,000	81,000	129,000

(1)         Represents the grant date fair value of the option awards (including the 200,000 SARs awarded to each non-employee director that were exercised without payment on February 1, 2013) granted to the non-employee directors computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures.  A discussion of the valuation assumptions used for purposes of the FASB ASC Topic 718 calculation is included under Note 8 of the Notes to Consolidated Financial Statements included in our Form 10-K filed with the SEC on March 6, 2013 for the year ended December 31, 2012. The following table shows the aggregate number of option awards (including the 200,000 SARs awarded to each non-employee director that were exercised without payment on February 1, 2013) outstanding for each non-employee director as of December 31, 2012.

	Option Awards	Stock Awards
Name	Aggregate Number of Stock Option Awards Outstanding at December 31, 2012	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
		(#)(1)	($)(2)
Charles B. Crowell	1,166,250	16,700	1,169
Richard J. Burgess	553,750	—	—
Steven D. (Dean) Furbush	150,000	—	—
Richard S. Langdon	603,750	—	—
John A. Schmit	478,750	—	—

(1)         The unvested shares of restricted stock vest 33 1/3% on the anniversary of the grant date of December 23, 2010.

(2)         The market value of shares in this column was calculated by multiplying the closing market price of our Common Stock on December 31, 2012 ($0.07) by the number of shares for each executive then outstanding.

Equity Compensation Plan Information

The table below provides information relating to our equity compensation plans as of December 31, 2012.  We do not have any equity compensation plans not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance (excluding securities reflected in first column)
Equity compensation plans approved by security holders
Gasco Energy, Inc. Long-Term Incentive Plan	9,506,943	$1.10	11,466,640

(1)         Shares issued under the Long-Term Incentive Plan vest at varying schedules within one to five years of the grant date, provided in each case the holder remains employed by us.

(2)         Weighted average exercise price of options to purchase a total of 9,506,943 shares of Common Stock.

PROPOSAL TWO:

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

(Item A, #2 on Proxy Card)

The Board recognizes that executive compensation is an important matter for our stockholders. As described elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and central to that philosophy has been and continues to be that a significant portion of our executive officers’ total potential compensation be based on our performance. For example, in light of our 2012 financial performance and the liquidity and other pressures currently facing our company, the Compensation Committee determined not to award bonuses to our Named Executive Officers for 2012.

In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders.  To do this, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals.  It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal Two, we urge you to read the more detailed information about our compensation philosophy and objectives and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Compensation Overview” section of this Proxy Statement.

In 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which requires a non-binding advisory “Say on Pay” vote giving our stockholders the opportunity to express their views on the compensation of the Named Executive Officers, was enacted. We intend to hold this vote annually, and the next vote will occur in 2014. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

As an advisory vote, this Proposal Two is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, or require the Board or the Compensation Committee to take any action.  Nor will the vote create or imply any additional fiduciary duties or changes to the fiduciary duties of the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for Named Executive Officers.  In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In 2012 our stockholders expressed support for the compensation of our

Named Executive Officers, with approximately 80% of the votes cast for approval of our “Say on Pay” resolution. In light of such support, the Compensation Committee has retained its general approach to executive compensation.

Text of the Resolution to be Adopted

In light of the above, we are asking stockholders to vote “FOR” the following resolution appearing in Item A, #2 on Proxy Card:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers as disclosed in the Proxy Statement for Gasco Energy, Inc.’s 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K promulgated by the SEC.”

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NON-BINDING ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

(Item A, #3 on Proxy Card)

The Board has selected KPMG LLP as the independent auditor of Gasco for the fiscal year ending December 31, 2013, and recommends ratification by the stockholders of such appointment.  KPMG LLP has served as Gasco’s independent auditor since September 2008. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Although ratification is not required, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO

RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS

FOR THE YEAR ENDING DECEMBER 31, 2013.

AUDIT FEES SUMMARY

Audit fees relate to the quarterly reviews, financial statement and internal control audit, and all other services provided in connection with our statutory and regulatory filings during the fiscal years ended December 31, 2012 and 2011. Audit-related fees for the fiscal year ended December 31, 2011 relate to comfort letters and consents in connection with our stock offerings during 2011 and to services performed in connection with certain allegations made in a letter dated March 20, 2011 by two former directors who were not nominated for re-election (which letter a Special Committee of our Board reviewed and determined that the allegations contained therein were without merit).The following table summarizes the fees paid to KPMG LLP, which firm has served as our independent registered public accounting firm since September 2008, for audit services provided during the periods presented.

	For the Year Ended December 31,
	2012	2011

Audit Fees	$385,000	$385,000
Audit Related Fees	—	62,437
Tax Fees	—	—
All Other Fees	—	—
Total	$385,000	$447,437

The Audit Committee pre-approves all of the fees associated with our audit and tax engagements. If additional non-audit services are identified during the course of the year, these services are also presented to the Audit Committee for pre-approval. All fees incurred during the years ended December 31, 2012 and 2011 were approved by the full Audit Committee in advance. The Audit Committee and the Board considered the services listed above to be compatible with maintaining the auditors’ independence.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matters to be presented for action at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by the Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with such stockholder’s specification.

STOCKHOLDERS SHARING THE SAME ADDRESS

We are sending only one copy of our Notice of Internet Availability of Proxy Materials to stockholders who share the same address, unless they have notified us that they want to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householder mailing this year and would like to have additional copies of the Notice of Internet Availability of Proxy Materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary at Gasco Energy, Inc., 7979 East Tufts Avenue, Suite 1150, Denver, Colorado 80237 or by phone at 303-483-0044, and we will deliver such copies to you promptly upon your request. You may also contact Gasco at the address and telephone number above if you received multiple copies of the Notice of Internet Availability of Proxy Materials and would prefer to receive a single copy in the future.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2014 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2014 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.  In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than 120 days before the anniversary date of these proxy materials, or by December 17, 2013.  However, if the 2014 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary of the 2013 Annual Meeting of Stockholders (before April 29, 2014 or after June 28, 2014), the deadline for submissions is a “reasonable time” before we begin to print and send our proxy materials for the 2014 Annual Meeting of Stockholders.

Alternatively, our bylaws provide that a stockholder may nominate a director or submit a proposal to be considered at the 2014 Annual Meeting of Stockholders without having such nomination or proposal included in our proxy materials.  A stockholder of record entitled to vote at the meeting who has not had his nomination or proposal included in our proxy materials relating to such meeting may make a nomination for election to the Board or a proposal of business for the 2014 Annual Meeting of Stockholders by delivering proper timely notice in writing to our Corporate Secretary.  To be timely, the notice must be delivered at least 90 days but not more than 120 days prior to the anniversary date of the 2013 Annual Meeting of Stockholders, that is, between January 29, 2014 and February 28, 2014.  However, if the 2014 Annual Meeting of Stockholders is held more than 30 days before or more than 70 days after the anniversary date of the 2013 Annual Meeting of Stockholders (before April 29, 2014 or after August 7, 2014), the notice must be delivered (i) no earlier than 120 days before the date of the 2014 Annual Meeting of Stockholders and (ii) no later than the later of (a) 90 days before the date of the 2014 Annual Meeting of Stockholders or (b) 10 days after the date of the first public announcement of the date of the 2014 Annual Meeting of Stockholders.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to our Corporate Secretary must include the candidate’s name, contact information, biographical information and qualifications.  The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if elected.  From time to time, the Nominating Committee may request additional information from the nominee or the stockholder.  For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal.  For additional information about the requirements for director nominations or other business to be brought before an annual meeting, see Article II, Section 14(a)(2) of our bylaws.

Under Rule 14a-4(c) of the Exchange Act, the Board may in certain situations exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2014 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement.  If we first receive notice of the matter after February 28, 2014, and the matter nonetheless is permitted to be presented at the 2014 Annual Meeting of Stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting.  The Board may also exercise discretionary authority if we receive notice of the matter before February 28, 2014, and our proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter; provided however, no discretionary authority will be conferred if the stockholder making the proposal satisfies certain other requirements of Rule 14a-4(c)(2).  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

Proposals and nominations must satisfy the requirements of the proxy rules promulgated by the SEC and contain the specific information required by our bylaws, as then in effect, a copy of which may be obtained by writing to our Corporate Secretary, c/o Gasco Energy, Inc., 7979 East Tufts Avenue, Suite 1150, Denver, Colorado 80237.

By Order of the Board of Directors,

/s/ W. King Grant
W. King Grant
April 16, 2013	President, Chief Executive Officer and Director

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01MONB 1 U PX + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. PLEASE DATE AND SIGN IN THE BOXES BELOW. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on the proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 AND FOR Proposals 2 and 3. Change of Address — Please print new address below. 01 - Richard J. Burgess 04 - W. King Grant 02 - Charles B. Crowell 05 - Richard S. Langdon 03 - Steven D. (Dean) Furbush 06 - John A. Schmit 1. The election of six directors to serve on the Board of Directors until the 2014 Annual Meeting of Stockholders: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. A non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in the 2013 Annual Meeting Proxy Statement. 4. The consideration and transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. For Against Abstain 3. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Gasco for the fiscal year ending December 31, 2013. MMMMMMMMMMMM 1234 5678 9012 345 MMMMMMM 1 5 9 0 6 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Mountain Time, on May 29, 2013. Vote by Internet • Go to www.envisionreports.com/GSX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

ANNUAL MEETING PROXY CARD — THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Camille A. Gerard or W. King Grant with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Gasco Energy, Inc. to be held on Wednesday, May 29, 2013 or at any adjournment(s) or postponement(s) thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxy will have authority to vote FOR the nominees listed in Proposal 1 AND FOR Proposals 2 and 3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. (Items to be voted appear on reverse side.) Proxy — GASCO ENERGY, INC. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.